Exhibit 2.1 - Corporate Charter (Articles of Incorporation and Amendments)

{State Seal}

ROSS MILLER

Secretary of State

208 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Filed in the office of

/s/ Ross Miller

Ross Miller

Secretary of State

State of Nevada

Document Number 20070153506-09

Filing Date and Time 03/05/2007 3:24 PM

Entity Number E0150912007-1

Articles of Incorporation

(Pursuant to NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:

EnerBrite Technologies Group, Inc.

2.	Resident Agent Name and Street Address:

Incorp Services Inc.

3155 East Patrick Lane - Suite 1

Las Vegas, Nevada 89120-3481

3.	Shares:

Number of shares with par value: 75000000

Par value: $0.001

Number of shares without par value: -

4.	Names & Addresses of Board of Directors/Trustees:

1.	Edward P. Herbert

3155 East Patrick Lane - Suite 1

Las Vegas, NV 89120-3481

5.	Purpose:

The purpose of this Corporation shall be: Any Legal Purpose

6.	Name, Address and Signature of Incorporator:

Doug Ansell on behalf of Incorp Services Inc.

/s/ Doug Ansell

3155 East Patrick Lane - Suite 1

Las Vegas, NV 89120-3481

7.	Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

/s/ Doug Ansell

Authorized Signature of R.A. or On Behalf of R.A. Company

January 30, 2007

Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Articles of Incorporation

Of

EnerBrite Technologies Group, Inc.

Know all men by these present that the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under and pursuant to Me provisions of Nevada Revised Statutes 78.010 to 78.090 inclusive as amended and do state and certify that the articles of incorporation are as follows:

First: Name

The name of the corporation is EnerBrite Technologies Group, Inc. (The “Corporation”).

Second: Registered Office and Agent

The address of the principal office of the corporation In the State Of Nevada is 3155 East Patrick Lane - Suite 1, Las Vegas, NV 89120-3481, County of Clark. The name and address of the corporation's Registered Agent In the State of Nevada is Incorp Services Inc., at said address, until such time as another agent Is duly authorized and appointed by the corporation.

Third: Purpose and Business

The purpose of the corporation Is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, Including, but not limited to the following:

(a) The Corporation may at any time exercise such rights, privileges, and powers, when not Inconsistent with the purposes and object for Which this corporation Is organized;

(b) The Corporation shall have power to have succession by Its corporate name In perpetuity, or until dissolved and Its affairs wound up according to law;

(c) The Corporation shad have pr to sue and he sued in any court of law or equity,

(d) The Corporation shall have power to make contracts;

(e) The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or tease any such reel and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest In the Stale of Nevada, or In any other state, territory or county

(f) The corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall require and allow them suitable compensation;

(g) The Corporation shall have power to malts bylaws not Inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of Its business and the calling and holding of meetings of stockholders;

(h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

(i) The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

(j) The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of Its corporate rights, privileges or franchises, or for any other lawful purpose of its Incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of Indebtedness, payable at a specified time or limes, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

(k) The Corporation shall have the power to guarantee, purchase hold. sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations In the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

(l) The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefore Its capital, capital surplus, surplus or other property or fund;

(m) The Corporation shall have the power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and In any foreign country;

(n) The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or Incidental to the protection and benefit of the Corporation end, in general, to carry on any lawful bua4ness necessary or Incidental to the attainment of the purposes of the Corporation, whether or not such business Is sat in nature to the purposes set forth in the articles of Incorporation of the Corporation, or any amendment thereof;

(o) The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes;

(p) The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in Connection with any lawful activities.

Fourth: Capital Stock

1. Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shell have authority to Issue is Seventy-Five Million (75,000,000), consisting of Seventy-Five Million (75,000,000) shares of Common Stock with a par value of $0.001 per sham (The ‘Common Stock’).

(a) Preemptive Right. No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, Or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation:

(b) Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

(c) Dividends and Distributions

(i) Cash Dividends: Holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

(ii) Other Dividends and Distributions. The Board of Directors may issue shares of the Common Stock In the form of a distribution or distributions pursuant to a stock dividend or spilt-up of the shares of the Common Stock:

(iii) Other Rights; Except as otherwise required by the Nevada Revised Statutes and 83 may otherwise be provided in time Articles of Incorporation, each share of the Common Stock shall have Identical powers, preferences and rights, including rights in liquidation;

3 Issuance of the Common Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock herein authorized In accordance with the terms and conditions set forth In these Articles of Incorporation for such purposes, In such amounts, to such persona, corporations, or entitles, for such consideration all as the Board of Directors In Its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to lime, also may authorize, by resolution, options, warrants and other rights convertible Into Common stock (“securities”) The securities must be issued for such consideration, including cash, property, or services, as the Board of Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further can or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued. The Board of Directors may Issue shares of the Common Stock In the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

4. Cumulative Voting: Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Fifth: Adoption of Bylaws.

In the furtherance and not In limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the “Bylaws”).

Sixth: Shareholder Amendment of Bylaws.

Notwithstanding Article Fifth hereof, the bylaws may also be adopted, repealed, rescinded, altered or amended In any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than fifty percent (50%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Seventh: Board of Directors

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof In connection with rights to elect additional directors under specified circumstances, the exact number of directors of the Corporation shall be determined from time to time by a bylaw or amendment thereto, providing that the number of directors shall not be reduced to less than one (1). The director holding office at the time of the filing of these Articles of Incorporation shall continue as director until the next annual meeting end/or until their successors are duly chosen.

Eighth: Term of Board of Directors

Except as otherwise required by applicable law, each director shall serve for a term of one year ending on the date of subsequent Annual Meeting of Stockholders of the Corporation (the 'Annual Meeting') following the Annual Meeting at which such director was elected. All directors shall have equal standing.

Notwithstanding the foregoing provisions of this Article Eighth each director shall serve until their successor Is elected and qualified or until their death, resignation or removal; no decrease In the authorized number of directors shall shorten the term of any Incumbent director: and additional directors, elected pursuant to Section 4 or Article Fourth hereof in connection with rights to elect Such additional directors under specified circumstances, shall not be included In any class, but shall serve for such term or terms and pursuant to such other provisions, as are specified in the resolution of the Board of Directors establishing such class or series.

Ninth: Vacancies on Board of Directors

Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof In connection with rights to elect additional directors under specified circumstances, newly created directorships resulting from any increase In the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal, or other causes, shall be tilled solely by the quorum of the Board of Directors. Any director elected In accordance with the preceding sentence shall hold office for the remainder of the full term of directors In which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

Tenth: Removal of Directors

Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof In connection with rights to elect additional directors under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than Fifty-Percent (50%) of the voting power Of all outstanding shares of voting stock entitled to vote in connection with the election of such director, provided, however, that where such removal Is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval of such removal Failure of an Incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Eleventh: Stockholder Action

Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval Is approved by a majority of the Directors, In which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable Law these Articles have been satisfied.

Twelfth: Special Stockholder Meeting

Special meetings of the stockholders of the Corporation for any purpose or purposes may W called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President Special meeting may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

Thirteenth: Location of Stockholder Meetings.

Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or In the Bylaws.

Fourteenth: Private Property of Stockholders.

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the corporation's debts.

Fifteenth: Stockholder Appraisal Rights In Business Combinations.

To the maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any business Combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder), which required the affirmative vote of the Corporation's stockholders.

Sixteenth: Other Amendments.

The Corporation reserves the right to adopt, repeal, rescind, alter or amend In any respect any provision contained In these Articles of Incorporation In the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

Seventeenth: Term of Existence.

The Corporation is to have perpetual existence.

Eighteenth: Liability of Directors

No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (I) for any breach of the director's duty of loyalty to the Corporation or Its stockholders. (II) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (III) under applicable Sections of the Nevada Revised Statutes, (IV) the payment of dividends In violation of Section 78.300 of the Nevada Revised Statutes or, (V) for any transaction from which the director derived an Improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Nineteenth: Name and Address of first Directors and Incorporators.

The names and addresses of the incorporators of the Corporation and the first Directors of the Board of Directors of the Corporation which shall be one (1) in number Is as follows:

DIRECTOR #1

Edward P. Herbert

3155 East Patrick Lane - Suite 1

Las Vegas, NV 89120-3481

I. Doug Ansell, being the Incorporator herein before named, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes of the State of Nevada, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 30th day of January 2007.

By: /s/ Doug Ansell

Doug Ansell

STATE OF NEVADA

SECRETARY OF STATE

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY RESIDENT AGENT

IN THE MATTER OF EnerBrite Technologies Group, Inc., a Nevada corporation, Incorp Services, Inc., with the address at 3155 East Patrick Lane - Suite 1, Las Vegas, NV 88120-3481, County of Clark, State of Nevada, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

IN WITNESS WHEREOF, I have hereunto sit my hand this 30th day of January, 2007.

/s/ Doug Ansell

Incorp Services, Inc. or

Authorized Signatory

{State Seal}

ROSS MILLER

Secretary of State

208 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Filed in the office of

/s/ Ross Miller

Ross Miller

Secretary of State

State of Nevada

Document Number 20070377294-71

Filing Date and Time 05/31/2007 2:45PM

Entity Number E0150912007-1

Certificate of Amendment

(Pursuant to NRS 78.385 and 78.390)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

EnerBrite Technologies Group, Inc. (E0150912007-1)

2.	The articles have been amended as follows (provide article numbers, if available):

3. The capitalization of this corporation is One Hundred and Twenty Million Shares. Consisting of One Hundred and Twenty Million Shares (120,000,000) of common stock with a par value of $0.001.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 70%

4.	Effective date of filing (optional): 5/30/07 (must not be later than 90 days after the certificate is filed)

5.	Officer Signature (required): /s/ Steven Brown

Steven Brown, Secretary

* If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees. See attached fee schedule.

{State Seal}

ROSS MILLER

Secretary of State

208 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Filed in the office of

/s/ Ross Miller

Ross Miller

Secretary of State

State of Nevada

Document Number 20070587078-04

Filing Date and Time 08/28/2007 8:15 AM

Entity Number E0150912007-1

Certificate of Amendment

(Pursuant to NRS 78.385 and 78.390)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

EnerBrite Technologies Group, Inc. (E0150912007-1)

2.	The articles have been amended as follows (provide article numbers, if available):

3. a Reverse Common Stock Split. On August 23, 2007, the Company effected a 1,000 to 1 (one thousand to one) reverse stock split of its common shares. The effective date of this reverse shall be pursuant to the notification requirements of the NASDAQ. This reverse split has no effect on the total authorized shares of the company.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 73%

4.	Effective date of filing (optional): 8/28/07 (must not be later than 90 days after the certificate is filed)

5.	Officer Signature (required): /s/ (illegible)

* If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees. See attached fee schedule.

{State Seal}

ROSS MILLER

Secretary of State

208 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Filed in the office of

/s/ Ross Miller

Ross Miller

Secretary of State

State of Nevada

Document Number 20080021599-46

Filing Date and Time 01/10/2008 3:58 PM

Entity Number E0150912007-1

Certificate of Amendment

(Pursuant to NRS 78.385 and 78.390)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

EnerBrite Technologies Group, Inc. (E0150912007-1)

2.	The articles have been amended as follows (provide article numbers, if available):

Amend Article 4 to state the capitalization as

700,000,000 common shares at $0.001 par value

200,000,000 preferred shares class A at $0.001 par value

100,000,000 preferred shares class B at $0.001 par value

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 80%

4.	Effective date of filing (optional): 1/10/08 (must not be later than 90 days after the certificate is filed)

5.	Officer Signature (required): /s/ (illegible)

* If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees. See attached fee schedule.

{State Seal}

ROSS MILLER

Secretary of State

208 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Filed in the office of

/s/ Ross Miller

Ross Miller

Secretary of State

State of Nevada

Document Number 20080038357-76

Filing Date and Time 01/18/2008 1:27 PM

Entity Number E0150912007-1

Certificate of Amendment

(Pursuant to NRS 78.385 and 78.390)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

EnerBrite Technologies Group, Inc. (E0150912007-1)

2.	The articles have been amended as follows (provide article numbers, if available):

3. The capitalization shall be Four Billion Five Hundred Million (4,500,000,000) shares at a par value of $0.0001, consisting of Four Billion One Hundred Million (4,100,000,000) shares of common stock with a par value of $0.0001 and One Hundred Million (100,000,000) Class A Preferred Shares with a par value of $0.0001 and Three Hundred Million (300,000,000) shares of Class B Preferred Stock with a par value of $0.0001.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 80%

4.	Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5.	Officer Signature (required): /s/ (illegible)

* If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees. See attached fee schedule.

{State Seal}

ROSS MILLER

Secretary of State

208 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Filed in the office of

/s/ Ross Miller

Ross Miller

Secretary of State

State of Nevada

Document Number 20080753011-67

Filing Date and Time 11/18/2008 11:32 AM

Entity Number E0150912007-1

Certificate of Amendment

(Pursuant to NRS 78.385 and 78.390)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

EnerBrite Technologies Group, Inc. (E0150912007-1)

2.	The articles have been amended as follows (provide article numbers, if available):

Capitalization:

Fifty Million (50,000,000) shares shall be designated as Common Stock having a par value of $0.0001 per share,

One Hundred Million (100,000,000) shares shall be designated as Preferred Stock (Series A Preferred) having a par value of $0.0001 per share, with rights as established by the Board of Directors,

Three Hundred Million (300,000,000) shares shall be designated as Preferred Stock (Series B Preferred) having a par value of $0.0001 per share, with rights as established by the Board of Directors,

One (1) share shall be designated as Preferred Stock (Series C Preferred) having a par value of $1.00 per share, with rights as established by the Board of Directors, and

One Million Five Hundred Thousand (1,500,000) shares shall be designated as Preferred Stock (8% Convertible Preferred) having a par value of $0.0001 per share, with rights as established by the Board of Directors.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%

4.	Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5.	Officer Signature (required): /s/ (illegible)

* If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees. See attached fee schedule.

{State Seal}

ROSS MILLER

Secretary of State

208 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Filed in the office of

/s/ Ross Miller

Ross Miller

Secretary of State

State of Nevada

Document Number 20090073088-77

Filing Date and Time 01/27/2009 2:47 PM

Entity Number E0150912007-1

Certificate of Amendment

(Pursuant to NRS 78.385 and 78.390)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

EnerBrite Technologies Group, Inc. (E0150912007-1)

2.	The articles have been amended as follows (provide article numbers, if available):

The name of the corporation is:

Rebel Energy Holdings, Inc.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%

4.	Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5.	Officer Signature (required): /s/ (illegible)

* If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees. See attached fee schedule.

{State Seal}

ROSS MILLER

Secretary of State

208 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Filed in the office of

/s/ Ross Miller

Ross Miller

Secretary of State

State of Nevada

Document Number 20120363285-82

Filing Date and Time 05/22/2012 11:41 AM

Entity Number E0150912007-1

Certificate of Amendment

(Pursuant to NRS 78.385 and 78.390)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

REBEL ENERGY HOLDINGS INC.

2.	The articles have been amended as follows (provide article numbers, if available):

**Part 1**

-Name Change to Enerbrite Technologies Group Inc.

-Raise authorized common stock to 150 million par value .0001

-Cancel all classes of preferred shares. Please see attached court cases from Ontario Trade Commission. We believe all shares in ETGG both common and preferred were issued improperly and therefore our position is to cancel all classes.

-Set up one class of preferred shares called class G. This class will consist of (1) one share.

**Part 2**

-The one preferred share “convertible” is equal to 51% of the company’s authorized and issuable common stock, the preferred share can be voted in it’s entirety at any time without conversion of the preferred share to common securities in the corporation. The One Issued Preferred Share may be converted into common stock of the corporation with a fifteen day written notice to the corporations Secretary. If the preferred share has been held for a period of ONE year the stock with appropriate opinion from corporate council can be converted with no restrictive legend.

*Preferred has 0 (no) par value.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4.	Effective date of filing (optional): 5/22/12 12:45pm (must not be later than 90 days after the certificate is filed)

5.	Officer Signature (required): /s/ Peter S. III

* If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees. See attached fee schedule.

{State Seal}

ROSS MILLER

Secretary of State

208 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Filed in the office of

/s/ Ross Miller

Ross Miller

Secretary of State

State of Nevada

Business Number E0150912007-1

Filing Number 20130039542-59

Filed On 01/22/2013

Number of Pages 1

Certificate of Amendment

(Pursuant to NRS 78.385 and 78.390)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

Enerbrite Technologies Group Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Name Change to Limitless Venture Group Inc.

Corporation to enact a 1000 for 1 reverse stock split of the common stock of the corporation, effective immediately.

Authorized to be changed to 250 million common at .001 par value.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 60%

4.	Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5.	Officer Signature (required): /s/ Peter S. III

* If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees. See attached fee schedule.